                                                                 Exhibit 10.14

                        MULTIMEDIA DEVELOPMENT AGREEMENT

This Agreement dated as of March 19, 1997 ("Effective Date") is between Engineering Animation, Inc. ("EAI") with an address for purposes of this Agreement at 2321 North Loop Drive, Ames, IA 50010, and EndoVascular Technologies, Inc. ("EVT") with an address for purposes of this Agreement at 1360 O'Brien Drive, Menlo Park, CA 94029. Under this Agreement, EAI develops and delivers to EVT multimedia deliverables, the final deliverable known as EGS Decision Support Software. The terms of the Agreement apply to each multimedia deliverable.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this Multimedia Development Agreement and the following Attachments:

               1.   Maintenance and Support Attachment
               2.   Software Requirement Specification Attachment
               3.   Deliverables Attachment
               4.   Software Development Quality Assurance Plan Attachment
               5.   Software Validation Procedure Attachment

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

ACCEPTED AND AGREED TO:                     ACCEPTED AND AGREED TO:
ENDOVASCULAR TECHNOLOGIES, INC. (EVT)       ENGINEERING ANIMATION, INC. (EAI)

By:     WILLIAM J. FITZSIMMONS              By:    ADRIAN SANNIER
Name:   WILLIAM J. FITZSIMMONS              Name:  ADRIAN SANNIER
Title:  PRESIDENT AND CEO                   Title: VICE PRESIDENT - INTERACTIVE
Date:   3/19/97                             Date:  3/20/97








                                  PAGE 1 OF 12                  EAI CONFIDENTIAL

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1.0      DEFINITIONS. Capitalized terms of the Agreement have the following meanings.

1.1. BACKGROUND MATERIALS are items created prior to the signing of the Letter of Agreement on December 13, 1996 and: (i) in which the copyrights are owned by a third party; or (ii) that EAI prepared or had prepared outside the scope of this Agreement, including but not limited to, DICOM Data Interface Modules and the Standard Visualization Modules. Background Materials are contained within a Deliverable.

1.2 CODE is computer programming code including both Executable Image and Source Code.

         a. EXECUTABLE IMAGE is Code substantially in binary form, that is directly executable by a computer.

         b. SOURCE CODE is Code in a form which, when printed out or displayed, is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

1.3 DELIVERABLE is any item that EAI provides according to the Deliverables Attachment to this Agreement.

1.4 DERIVATIVE WORK is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.5 DISTRIBUTORS are those authorized or licensed by EVT, EVT Subsidiaries or EVT Distributors to license or distribute Products.

1.6 ERROR CORRECTIONS are revisions that correct errors and deficiencies (collectively referred to as "errors" in the EVT Materials and Background Materials).

1.7 EXTERNALS are programming interfaces, languages, or protocols implemented in Code to enable interaction with other computer programs or the end user. Externals do not include the Code that implements them.

1.8 EVT MATERIALS are any, all and some of the following (including, all intellectual property and associated rights throughout the world related to the items described below):

         a.       all materials composing the Product;

         b. all materials conforming to the description in the Software Requirement Specification Attachment;

         c.       all Deliverables and any related documentation;

         d.       all Externals;

         e.       all Error Corrections; and

         f. any text scripts, pictorial, graphics, and audiovisual works (such as icons, screens, sounds, animation, and visual representations and related materials),

        developed by EAI under this Agreement or after the signing of the Letter of Agreement on December 13, 1996, except all Background Materials.

1.9 INVENTION is an idea, know-how, technique, invention, discovery or improvement whether or not patentable which is conceived or reduced to practice by EAI or EVT (or both of them) or their respective personnel, contractors, or consultants in performance of work required under this Agreement.





                                   PAGE 2 OF 12                 EAI CONFIDENTIAL


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1.10     MORAL RIGHTS are personal rights associated with authorship of a work under applicable law. They may include the rights commonly known as the rights of paternity, integrity, disclosure and withdrawal, and the rights to approve modifications and to require authorship identification.

1.11 PRODUCT is the final Deliverable developed by EAI according to this Agreement which is accepted by EVT and includes, without limitation, all improvements made to and all Derivative Works thereof. Product is also known as "EGS Decision Support Software."

1.12 SUBSIDIARY is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

1.13 TOOLS include devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable that are not commercially available.

1.14 FIELD is the field of diagnostic assessments for therapeutic applications in the human circulatory system, except for applications addressing human intracardiac and intracranial circulatory systems.

2.0 EAI RESPONSIBILITIES. The following responsibilities supplement those found elsewhere in this Agreement:

2.1 EAI will provide the following Deliverables according to the schedule set forth in the Deliverables Attachment:

         a. one complete set of the EVT Materials and Background Materials (with deliverables to EVT in Executable Image form); and

         b. Tools. The Tools for the EVT Materials and Background Materials are identified below:

                                               PART NUMBER/
                DESCRIPTION                    MODEL NUMBER                   FORM                      OWNER
                -----------                    ------------                   ----                      ------
         DICOM file Input/Output             EAI DICOM library             Object Code                   EAI
         formatting modules

2.2 EAI will use its reasonable commercial efforts to provide support and maintenance services for EVT materials, Background Materials and Product as provided in the Maintenance and Support Attachment for the term of this Agreement, and continuing for, whichever is the greater, five (5) years thereafter or the length of time the Product is in use by EVT. Corrections and updates to Product provided under this Agreement will be considered Products. The fee for the first six (6) months of support and maintenance is included in the price of the Development Fee. Thereafter, EVT will pay EAI an annual support fee of 15,000 dollars. Either party may terminate support services at the end of the original term or at the end of any renewal term by giving written notice to the other party at least forty-five (45) days prior to the end of such term. EAI may suspend or cancel Support Services if EVT fails to make annual support payment pursuant to this section and such breach is not remedied within thirty (30) days after EVT receives notice of the breach. If EAI fails to provide such services and such failure continues for more than thirty (30) days, EVT shall be entitled to receive from EAI (or the escrow agent, as set forth below) a copy of all Source Code and related documentation, Error Corrections, manuals, tools, or other materials used by EAI in the development, maintenance or support of such Product (collectively "Maintenance Materials"). EVT is hereby granted a currently effective, non-exclusive and non-sublicenseable license to use the foregoing, to and only to, support, maintain, and evolve such Product. In support of the foregoing, and promptly after acceptance by EVT of the final Deliverable, EAI will place in escrow, with a third party escrow agent (reasonably acceptable to EVT), the Source Code and any related Maintenance Materials as they exist at the time of the acceptance of the final Deliverable. EAI


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         warrants that it will update the escrow with any new or modified Source
         Code and Maintenance Materials promptly as they become available and will notify EVT when it does so.

2.3      EAI will:

         a. provide weekly status reports via electronic mail and will participate in progress reviews as requested by EVT, to demonstrate EAI's performance of its obligations;

         b. implement a process designed to help prevent contamination by harmful code and EAI will provide EVT notice if contamination is suspected;

         c. have agreements with its personnel and third parties who perform obligations hereunder to grant or assign rights (including all Moral Rights) to EAI as required by this Agreement, and on request, EAI will provide EVT with evidence of these agreements;

         d.       not assert any Moral Rights in the EVT Materials;

         e. obtain all necessary consents of individuals or entities required for the use of names, licenses, voices, likenesses, copyrights, trademarks, and the like in the EVT Materials and Background Materials;

         f. maintain records to verify authorship of the EVT Materials and Background Materials for three (3) years after the termination or expiration of this Agreement and on request, EAI will deliver a copy of or otherwise make available this information in a form specified by EVT;

         g. provide EVT with relevant financial information about EAI business on request; and

         h. not assign or transfer this Agreement or any rights under it, or delegate or subcontract any obligations without EVT's prior written approval and EAI agrees that any attempt to do so is void.

2.4 If EAI fails to perform or fulfill any of its obligations hereunder, EVT may either reduce any amounts due hereunder by an amount equal to the value not received, or have EAI reimburse EVT for the value not received. EAI acknowledges that if it does not deliver the EVT Materials, final Deliverable, and Background Materials, EVT will suffer irreparable harm and will be entitled to all equitable remedies, including specific performance for the delivery of such EVT Materials and Background Materials.

2.5 On EVT's request and EAI's agreement, EAI will participate in demonstrations of Products at trade shows, conferences and sales meetings. EVT will be responsible for EAI's expenses and will compensate EAI for the time of its employees at a rate to be determined in advance of each participation.

3.0      INTELLECTUAL PROPERTY.

3.1 EVT shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) in any inventions, works of authorship, mask works, ideas or information made or conceived or reduced to practice by EAI in the course of performance under this Agreement, including but not limited to all EVT Materials and Derivative Works thereof. However, EVT shall have no ownership or license to Background Materials, except as expressly provided in sections 3.2 and 3.5 below. EAI does and hereby makes all assignments necessary to accomplish the foregoing ownership provision. Any assignment of copyrights hereunder includes all Moral Rights. To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the assigning party hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement that would violate such Moral Rights in the absence of such consent. The assigning party will confirm any such waivers and consents from time to time as requested by the other party.

3.2 EAI grants EVT a nonexclusive, worldwide, perpetual, irrevocable license to exploit (including, but not limited to, the rights to use, execute, reproduce, exhibit, display, perform, transfer, distribute (including by electronic transmission) and sublicense) the Background Materials (and all related



                                  PAGE 4 OF 12                  EAI CONFIDENTIAL


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         intellectual property rights throughout the world) in any medium or distribution technology whatsoever, whether known or unknown, for the purpose of developing, implementing, marketing and maintaining the Product. For a period of five (5) years following EVT's acceptance of the final Deliverable under this Agreement, EAI also grants EVT an exclusive, worldwide, perpetual, irrevocable license to exploit (including but not limited to the rights to use, execute, reproduce, exhibit, display, perform, transfer, distribute (including by electronic transmission) and sublicense) the Background Materials, in any medium or distribution technology whatsoever, whether known or unknown, in connection with the Field.

3.3 EAI grants EVT a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to exploit (including, but not limited to, the rights to use, execute, reproduce, display, perform and distribute) the Tools (and all related intellectual property rights throughout the world) in any medium or distribution technology whatsoever, whether known or unknown, for the purpose of developing, implementing and marketing Product.

3.4      The rights and licenses granted to EVT according to sections 3.2 and
         3.3 above include the right of EVT to authorize and sublicense its Subsidiaries, contractors, and consultants to exercise any of the rights granted to EVT and the right to authorize or sublicense others to exercise any of the rights granted to EVT in this section.

3.5 EAI grants EVT a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to use any trademarks or service marks associated with EVT Materials and Background Materials for EVT's marketing of the EVT Materials, Background Materials, Product and any Derivative Works. EAI grants EVT the right to authorize or sublicense others to exercise any of the rights granted to EVT in this section. If EVT's use of EAI's names and trademarks is improper and EAI provides EVT notice that EAI objects to such use, EVT will take all reasonable steps necessary to resolve EAI's objections. EAI may reasonably monitor the quality of products bearing EAI's trademark under this license.

3.6 EAI agrees that the following attribution when appearing on marketing, packaging and promotional materials of Product or Derivative Works thereof is proper:

                    "EGS Decision Support Software developed
                      by Engineering Animation, Inc. (EAI)
                    (C) 1997 EndoVascular Technologies, Inc.
             Portions of copyright works are property of Engineering
        Animation, Inc. and licensed to EndoVascular Technologies, Inc."

4.0      EXCLUSIVITY AND RIGHT OF FIRST REFUSAL.

4.1 Five (5) years after the acceptance by EVT of the final Deliverable under this Agreement, EAI shall have the non-exclusive, non-sublicensable, non-transferable, royalty-bearing, right to market, distribute and license the Product directly to hospitals, physicians, or practicing medical professionals (but not to any healthcare companies or other competitors of EVT) anywhere in the world.

4.2 During the term of this Agreement EAI agrees not to directly or indirectly develop, market or otherwise sell in the Field the Product, or any product, development, discovery or any derivative, improvement or modification of the Product.

4.3 Upon the termination of this Agreement and for three (3) years thereafter, EAI grants to EVT the right of first refusal for any rights in any development, discovery, or any improvement or modification of Product, which is conceived, reduced to practice, discovered or created in the Field ("Development"). EAI will promptly disclose to EVT in writing all information relating to any Developments in sufficient detail to permit EVT to value Development and evaluate the scope of the Development ("Written Description") and EAI will also promptly propose terms and conditions


                                 PAGE 5 OF 12                   EAI CONFIDENTIAL


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         for an agreement with respect to the exploitation of such Development
         ("Proposal"). If EVT determines in good faith that the Written Description is not sufficiently detailed for evaluation of Development, EVT will so notify EAI within fifteen (15) days of the receipt of the Written Description so that EAI may provide EVT with further details. Within thirty (30) days of the receipt and acceptance of the Written Description and the receipt of Proposal, EVT will notify EAI in writing of its intention to negotiate an agreement with EAI with respect to the Proposal. In the event that EVT elects to negotiate an agreement with EAI, both parties will in good faith negotiate the terms and conditions of the Proposal. In the event that the parties are unable to reach an agreement in ninety (90) days or if EVT elects not to negotiate an agreement with EAI (a failure to notify within such ninety (90) day period being deemed an election not to negotiate), then EAI will be free to disclose the Proposal to third parties and enter into an agreement with other such third parties; provided, however, that if EAI intends to accept a third party offer, which in EVT's opinion is more favorable to the third party than the Proposal, EVT shall have thirty
         (30) days to enter into an agreement with EAI on the terms and conditions of such third party offer.

4.4 Notwithstanding anything to the contrary, during the term of this Agreement and for three (3) years following the termination of this Agreement, EAI agrees not to develop, market or otherwise sell (for itself or any third party) any product in the field of guiding or treatment of abdominal aortic aneurysms.

4.5 EVT may waive in writing its exclusivity for particular transactions. A waiver will state the duration and extent and will be signed. All rights not expressly waived will continue in full force and effect.

5.0      PAYMENT.

5.1      Subject to the terms of this Agreement, EVT will pay EAI as follows:

         a. EVT will pay EAI development fees ("Development Fees") of $1,500,000 to be paid in installments as follows:

                  1. $300,000, which was invoiced to EVT at the time of the signing of the Letter of Agreement on December 13, 1996, either thirty (30) days from the invoice date or at the signing of the definitive contract, whichever is later.

                  2. $350,000, which was invoiced on December 30, 1996, either ninety (90) days from the invoice date or forty-five (45) days after the signing of the definitive contract, whichever is later.

                  3. $200,000 to be invoiced on the date that EAI delivers "Alpha Software" (the interum deliverable recited in the Deliverables Attachment), with terms for payment one-hundred and twenty (120) days after the invoice date.

                  4. $450,000 to be invoiced six (6) months after EVT accepts the final Deliverable with terms for payment within thirty (30) days.

                  5. $200,000 to be invoiced one (1) year after the date that EVT is invoiced under section 5.1(a)(4) above with terms for payment within thirty (30) days.

         b. In addition to the above Development Fees, and subject to the terms of this Agreement, EVT agrees to pay EAI a semi-annual license fee ("Semi-Annual License Fee") for the years 1997 through 2000 which will be determined by multiplying the number of patient studies performed in a given year, in excess of a stated minimum number of patient studies, by a stated rate for such year as follows:

                                                 MINIMUM NUMBER               RATE PER PATIENT STUDY IN
                           YEAR                OF PATIENT STUDIES              EXCESS OF YEARLY MINIMUM
                           ----                ------------------              ------------------------
                           1997                        870                                 $230
                           1998                       3,000                                $150
                           1999                       1,740                                $115
                           2000                         0                                  $ 80



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         The Semi-Annual License Fees for the years 1997 through 2000 shall be payable on February 15th and August 15th of each year.

6.0      ACCEPTANCE.

6.1 When EAI believes it has appropriately completed a Deliverable (both the interim deliverables and the final deliverable as described in the Deliverables Attachment), EAI will deliver it to EVT. EVT will accept or reject the Deliverable within forty-five (45) calendar days after delivery; failure to give notice of acceptance or rejection within that period will constitute acceptance. A rejection notice will be accompanied by a reasonably detailed description of any such failures.

6.2 If EVT rejects the Deliverable, EAI will use all diligent efforts to promptly correct the failures specified in the rejection notice within forty-five (45) calendar days of the rejection notice. When EAI believes that it has made the necessary corrections, EAI will again deliver the Deliverable to the Company and the acceptance/rejection/correction provisions above shall be reapplied until the Deliverable is accepted by EVT.

6.3 EAI will deliver to EVT all Deliverables necessary for EVT to test for satisfactory compliance with the provisions of the Software Requirement Specification Attachment. EAI will perform testing of the EVT Materials or Background Materials before each delivery to EVT according to the Software Development Quality Assurance Plan Attachment. EAI will also successfully complete the software validation procedure outlined in the Software Validation Procedure Attachment for the final Deliverable and provide documentation to EVT of the completion thereof.

7.0      REPRESENTATIONS AND WARRANTIES.

7.1      EAI makes the following ongoing representations and warranties:

         a. EAI has full legal rights to grant the rights granted herein, including but not limited to, the right to grant the licenses and make assignments hereunder;

         b. EAI is not under, and will not assume, any contractual obligation, that prevents it from performing its obligations, or that conflicts with the rights and licenses granted or assignments made in this Agreement;

         c. there are no liens, encumbrances or claims pending or threatened against EAI or to its knowledge, anyone else, that relate to the rights and licenses granted or assignments made in this Agreement;

         d. the EVT Materials, Background Materials, and Tools do not directly or indirectly infringe any publicity, privacy or intellectual property rights of a third party and are not misappropriated from any third party;

         e. The EVT Materials, Background Materials, and the Tools will perform in accordance with the requirements set forth in this Agreement, including the Software Requirement Specification Attachment, and will conform to user documentation provided by EVT;

         f. the Executable Image that EAI will provide to EVT will correspond to the current release or version of the EVT Materials and Background Materials provided under this Agreement;

         g. the EVT Materials and Background Materials support the Year 2000, are capable of correctly processing, providing and receiving date data, as well as properly exchanging accurate date data with all products (for example, hardware, software and firmware) with which they are designed to be used;

         h. the EVT Materials, Background Materials and Tools are not contaminated by harmful code;

         i. all authors have waived their Moral Rights in the EVT Materials and Background Materials to the extent permitted by law;

         j. all of EAI's obligations will be performed in compliance with applicable law;

         k. EAI has and/or will obtain agreements with its employees, contractors and other third parties sufficient to allow it to provide EVT with the assignments and licenses to

                                  PAGE 7 OF 12                 EAI CONFIDENTIAL
                  intellectual property rights developed by it for EVT and sufficient to assign all Moral Rights related thereto; and

         l. for a period of sixty (60) days from the date of the acceptance of the final Deliverable, that Product is free from media defects and that Product substantially conforms to the specifications recited in the Software Requirement Specification Attachment. EAI's entire liability and EVT's exclusive remedy for breach of this warranty (recited in this section l) shall be, at EAI's option and expense: (1) repair of Product, (2) replacement of Product or (3) refund of Development Fees (if EAI determines that repair or replacement is impractical).

7.2      EVT makes the following ongoing representations and warranties:

         a. EVT has full legal rights to enter into this Agreement and to provide the information and materials to EAI as contemplated herein.

         b. The materials and information provided to EAI for inclusion in the EGS Decision Support Software do not directly or indirectly infringe any intellectual property rights or other rights of any other party.

         c. The materials and information provided to EAI for inclusion in the EGS Decision Support Software are accurate in all material respects.

7.3 EXCEPT AS PROVIDED ABOVE, ANYTHING EITHER PARTY PROVIDES TO THE OTHER RELATED TO THIS AGREEMENT IS "AS IS," WITHOUT ANY WARRANTY OF ANY KIND.

8.0      INDEMNIFICAITON, LIABLITY LIMITATIONS, AND INSURANCE.

8.1      EAI INDEMNIFICATION.

         a. EAI will defend and indemnify EVT and EVT's Subsidiaries and customers if a third party makes or threatens to make a claim against EVT or its Subsidiaries based on an actual or alleged:

                  1. failure by EAI, to the extent not caused by EVT, to perform its obligations under this Agreement;

                  2.       breach of EAI's representations and warranties;

                  3. failure by EAI to comply with government laws and regulations; or

                  4. infringement or misappropriation of third party intellectual property (or related rights) by EAI or EVT or its Subsidiaries, relating to exploitation of EVT Materials except those materials provided by EVT for inclusion in the EVT Materials), the Background Materials, Product or Tools.

         b. EVT will promptly provide EAI notice of any threat or claim, allow EAI to control the defense, negotiation and settlement of the dispute, and reasonably cooperate with EAI in the defense, negotiation, and settlement of the dispute (at EAI's expense). EVT may participate in the proceedings at its option and expense.

         c. In addition, if an infringement claim appears likely, or is made, based upon EVT Materials or Product developed by EAI or Background Materials or Tools, EAI will either:

                  1. obtain the necessary rights for EVT, EVT Subsidiaries and Distributors and their respective customers to continue to distribute, license, otherwise transfer and use such materials on an uninterrupted basis and exercise all rights granted hereunder; or

                  2. modify the EVT Materials, Background Materials and Tools at EAI's expense to resolve the claim. EAI warrants that any such modified materials will comply with the specifications set forth in the Software Requirement Specification Attachment.

         d. If EAI is not able to do either within a reasonable period of time, EVT may terminate this Agreement for EAI's breach, in accordance with section 9.3.





                                  PAGE 8 OF 12                  EAI CONFIDENTIAL


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8.2      EVT INDEMNIFICATION.

         a. EVT will defend and indemnify EAI if a third party makes or threatens to make a claim against EAI based on an actual or alleged:

                  1. failure by EVT to perform its obligations under this Agreement;

                  2.       breach of EVT's representations and warranties;

                  3. failure to comply with government laws and regulations;

                  4. infringement by EVT in materials or information provided by EVT to EAI specifically for incorporation into the EGS Decision Support Software; or

                  5. death of or bodily injury to any person arising from the use of Product in compliance with all the procedures set forth in the Product's operating instructions.

         b. EAI will promptly provide EVT with notice of any threat or claim, allow EVT to control the defense, negotiation and settlement of the dispute, and reasonably cooperate with EVT in the defense, negotiation, and settlement of the dispute (at EVT's expense). EAI may participate in the proceedings at its option and expense.

8.3 In addition to any indemnities or other remedies specified in this Agreement, EVT and EAI may pursue any other remedy either may have in law or equity.

8.4 LIMITATION ON LIABILITY. Regardless of the type of claim, neither party is liable to the other for indirect, incidental, special or consequential damages, including lost profits or revenues, under any part of this Agreement, even if informed that they may occur. This limitation does not apply to (a) liabilities for indemnity above or (b) any obligations of either party to make a payment which is due under this Agreement or (c) any liability for bodily injury of a person or
         (d) any breach of section 11.5.

8.5      INSURANCE.

         a. Each party will maintain, at a minimum, the following insurance coverage at its own expense:

                  1. Worker's Compensation, including Employer's Liability, for the statutory required amount.

                  2. Commercial General Liability for two (2) years following expiration or termination of this Agreement in the amount of $1,000,000 per event.

                  3.       Professional Liability (Errors and Omissions) for six
                           (6) years following the expiration or termination of this Agreement in the amount of $1,000,000 per policy year.

         b. Each party will provide the other with a certificate of insurance as proof of this minimum coverage on request.

9.0      TERM AND TERMINATION.

9.1 This Agreement begins on the Effective Date and ends five (5) years from the date that EVT accepts the final Deliverable unless terminated sooner under the terms of this Agreement.

9.2 Either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach. The termination will become effective forty-five
         (45) days after receipt of the notice unless the breach is cured within that forty-five (45) day period. However, if the breach by its nature, cannot be remedied in forty-five (45) days, but can be remedied in a reasonable time thereafter, the breaching party will take reasonable and diligent steps to remedy it, notify the other party of the action plan, progress towards completion, and complete such remedial action promptly. In such event, the notice period will be suspended while the breaching party takes these actions.





                                 PAGE 9 OF 12                   EAI CONFIDENTIAL

9.3 In the event EVT terminates this Agreement for EAI's breach, EAI agrees to either (a) repay all Development Fees previously paid, in addition to other remedies EVT may have in law or equity, or at EVT's option,
         (b) to transfer ownership of the Deliverables (and all related intellectual property rights thereto) to EVT, provide EVT with the Source Code to the latest Deliverable and all Maintenance Materials so that EVT can continue development and/or exploitation of EVT Materials, and EVT shall be free to complete, market and distribute Deliverables, Product and Derivative Works thereof, and shall have no obligation to pay EAI any payments therefore. Further, if EVT elects option (b) above, EVT's exclusivity (stated in section 4) will be tolled the amount of time equal to the time of delay caused by EAI's breach.

9.4 In the event EAI terminates this Agreement for EVT's breach, including for a continuing failure by EVT to pay amounts due under this Agreement and such failure to pay is not as a cause of a good faith dispute between the parties, all rights granted or licensed by EAI under this Agreement shall be rescinded and shall revert to, or remain with, EAI.

9.5 Any terms of this Agreement that by their nature extend beyond the natural termination or expiration of this Agreement will survive in accordance with their terms. These provisions include the Intellectual Property (section 3), Exclusivity and Right of First Refusal (section
         4), Representations and Warranties (section 7), Indemnification and Liability Limitation (section 8.1-8.4), Term and Termination (section
         9) and General (section 11). These terms will apply to either party's successors and assigns.

10.0     COORDINATORS.

10.1 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet).

10.2 All notices under this Agreement shall be in writing and shall be deemed given when delivered to the other parties Project Coordinators. The Project Coordinators responsible to receive all notices and administer this Agreement are:

         FOR EVT:                              FOR EAI:
         Name:         Brad Cole               Name:    Jamie A. Wade
         Title:        V.P. & CFO              Title:   V.P. & General Counsel
         Address:      1360 O'Brien Drive      Address: 2321 North Loop Drive
                       Menlo Park, CA 94025             Ames, IA 50010
         Phone:        (415) 325-1600          Phone:   (515) 296-9908
         Fax:          (415) 614-4350          Fax:     (515) 296-6941

10.3 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential and/or Proprietary Information, and administer and coordinate the technical matters associated with this Agreement are:

         FOR EVT:                              FOR EAI:
         Name:         Aka Gvakharia           Name:    John Kerr
         Title:        Sr. Medical Scientist   Title:   Project Manager
         Address:      1360 O'Brian Drive      Address: 2321 North Loop Drive
                       Menlo Park, CA 94025             Ames, IA 50010
         Phone:        (415) 325-1600          Phone:   (515) 296-9908
         Fax:          (415) 614-4350          Fax:     (515) 296-6833

10.4 A party will provide written notice to the other when its coordinators change.





                                  PAGE 10 OF 12                 EAI CONFIDENTIAL

11.0     GENERAL.

11.1 INDEPENDENT CONTRACTOR. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

11.2 FREEDOM OF ACTION. Subject to section 4, each party may have similar agreements with others and may design, develop, manufacture, acquire or market competitive products and services, except as limited by this Agreement, and conduct its business in whatever way it chooses.

11.3 RELIANCE. Neither party relies on any promises, inducements or representations made by the other, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

11.4 FUTURE DEALINGS. Notwithstanding the foregoing, the parties intend that EAI will assist EVT in further developing and enhancing Product (and Derivative Works thereof) at a mutually agreed upon price and parties agree to make a good faith effort to negotiate an agreement for the development of such enhancements to the Product.

11.5 COMPLIANCE WITH APPLICABLE LAWS. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, the U.S. Food Drug and Cosmetic Act, and the Americans with Disabilities Act of 1990, as amended. This also includes all export and import laws and regulations.

11.6 CONFIDENTIAL INFORMATION. The parties agree that information exchanged under this Agreement is confidential information and will be subject to confidential treatment by the receiving party. Each party agrees that all Code, inventions, algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this section
         11.6 with respect to information the receiving party can document:

         a. is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

         b. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

         c. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

         d. was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

         Notwithstanding the foregoing, all Proprietary Information developed for EVT in connection with this Agreement shall be deemed Proprietary Information of the Company disclosed by the Company to EAI and exceptions (c) and (d) above will not be applicable thereto.

11.7 COPYRIGHT. Any publication by EVT of the EVT Materials and Background Materials shall contain an appropriate copyright notice as provided in this Agreement.

11.8 HEADINGS. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.




                                   PAGE 11 OF 12                EAI CONFIDENTIAL

11.9 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.

11.10 AMENDMENT AND WAIVERS. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled, does not prevent a party from doing so later for that breach or a future one.

11.11 SEVERABILITY AND ATTORNEY'S FEES. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees.

11.12 DISPUTE RESOLUTION. Both parties will act in good faith to resolve disputes prior to instituting litigation. Each party waives its rights to a jury trial in any resulting litigation.

11.13 EXPENSES. Except as set forth herein, each party will bear its own expenses while performing work under this Agreement.

11.14 GOVERNING LAW. This Agreement will be governed by the substantive law of the State of Iowa applicable to contracts executed in and performed entirely within that State. The United Nations Convention on Contracts for the International Sale of Goods does not apply.



                                 PAGE 12 OF 12                  EAI CONFIDENTIAL

                       MAINTENANCE AND SUPPORT ATTACHMENT

         Capitalized terms not defined in section 1 below have the same meaning as in the Agreement. In the event that a term is defined both in this Attachment and in the Agreement then the definition cited in this Attachment will apply.

1.       DEFINITIONS.

         "Error" means an error in Product which significantly degrades the Product as compared to the EVT's specifications.

         "Error Correction" means the use of reasonable commercial efforts to correct Errors.

         "Fix" means the repair or replacement of object or executable code versions of Product to remedy an Error.

         "Priority A Error" means an Error which renders Product inoperative or causes the Product to fail catastrophically.

         "Priority B Error" means an Error which substantially degrades the performance of Product or materially restricts EVT's use of the Product.

         "Priority C Error" means an Error which causes only a minor impact on the EVT's use of Product.

         "Telephone Support" means technical support and telephone assistance provided by EAI to EVT's Technical Support Contact.

         "Workaround" means a change in the procedures followed or data supplied by EVT to avoid an Error without substantially impairing EVT's use of Product.

2. SUPPORT SERVICES. Support Services consist of (a) Error Correction and Telephone Support provided to EVT only concerning the installation and use of Product and (b) Product modifications and updates. EAI warrants that the work done under this Agreement will be performed in a professional and workman-like manner.

3. ERROR PRIORITY LEVELS. EAI shall use all diligent efforts to correct any Error reported by EVT Product in accordance with the priority level reasonably assigned to such Error by EAI.

         A. Priority A Errors - EAI shall promptly commence the following procedures:

                  (i) assign EAI engineers to correct the Error and acknowledge any EVT request within two (2) business hours of receipt thereof;

                  (ii) notify EVT management within six (6) business hours that such Errors have been reported and of steps being taken to correct such Error(s);

                  (iii) provide EVT with periodic reports on the status of the corrections;

                  (iv) initiate work to provide EVT with a Workaround or Fix, and develop a Workaround or Fix within two (2) days; and

                  (v) EAI shall promptly, upon development of Workaround or Fix include the same for the Error in the Product.




                                       SRSA i                   EAI CONFIDENTIAL

B. Priority B Errors - EAI shall promptly commence the following procedures:

         (i) assign EAI engineers to correct the Error and acknowledge any EVT request within twenty four (24) hours of receipt thereof;

         (ii) notify EVT management within forty-eight (48) hours that such Errors have been reported and of steps being taken to correct such Error(s);

         (iii) provide EVT with periodic reports on the status of the corrections;

         (iv) initiate work to provide EVT with a Workaround or Fix, and develop a Workaround or Fix within five (5) days; and

         (v) EAI shall exercise commercially reasonable efforts to include the Fix for the Error in the Product as soon as commercially feasible.

C. Priority C Errors - EAI shall promptly commence the following procedures:

         (i) assign EAI engineers to correct the Error and acknowledge any EVT request within five (5) business days of receipt thereof;

         (ii) notify EVT management within seven (7) business days that such Errors have been reported and of steps being taken to correct such Error(s);

         (iii) provide EVT with periodic reports on the status of the corrections;

         (iv) initiate work to provide EVT with a Workaround or Fix, and develop a Workaround or Fix within thirty (30) days; and

         (v) EAI shall exercise commercially reasonable efforts to include the Fix for the Error in the next upgrade of Product.

D. EAI believes that a problem reported by EVT may not be due to an Error in the Product, EAI will so notify EVT. At that time, EVT may (i) instruct EAI to proceed with problem determination at its possible expense or (ii) instruct EAI that EVT does not wish the problem pursued at its possible expense. If EVT requests that EAI proceed with problem determination at its possible expense and EAI determines that the error was not due to an Error in the Product, EVT shall pay EAI, at EAI's then-current and standard consulting rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. EVT shall not be liable for (i) problem determination or repair to the extent problems are due to Errors in the Product or (ii) work performed under this paragraph in excess of its instructions or
(iii) work performed after EVT has notified EN that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received by EAI).


                                    SRSA ii                     EAI CONFIDENTIAL

                  SOFTWARE REQUIREMENT SPECIFICATION ATTACHMENT








                                                                EAI CONFIDENTIAL

                       Software Requirements Specification

                      EndoGraft(R) Delivery System Software





                                  REVISION 1.1

                                20 February 1997

                                Table of Contents

1. Scope of the Project.....................................................   1
2. Objectives of the Requirements Specification.............................   1
3. Software Requirements....................................................   1
   3.1 User Interface Requirements..........................................   1
       3.1.1 Login security.................................................   2
       3.1.2 Patient data importing.........................................   2
       3.1.3 Patient record management......................................   2
       3.1.4 CT image viewing...............................................   2
       3.1.5 Image manipulation tools.......................................   3
       3.1.6 3D model viewing...............................................   3
       3.1.7 Measurement viewing............................................   3
       3.1.8 Report management..............................................   4
   3.2 Core Functionality Requirements......................................   4
       3.2.1 Voxel Manager..................................................   5
       3.2.2 Layer Manager..................................................   5
       3.2.3 Image Manager..................................................   5
       3.2.4 Data I/O.......................................................   5
       3.2.5 Report Editor..................................................   5
       3.2.6 Record Manager.................................................   5
       3.2.7 Login Manager..................................................   5
       3.2.8 Help Wizard....................................................   6
       3.2.9 Screen Capture.................................................   6
       3.2.10 Surface Browser...............................................   6
       3.2.11 Contact Sheet Viewer..........................................   6
       3.2.12 Measurement Viewer............................................   6


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EVT-1     SOFTWARE REQUIREMENTS SPECIFICATION REVISION 1.1      20 FEBRUARY 1997

1. SCOPE OF THE PROJECT

Before a prospective patient can be fitted with an EndoGraft(R) prosthesis, the patient needs to be evaluated, first as a candidate for the prosthesis, and second as to the specific size and type of the prosthesis. A series of measurements made based on a patients CT image data, enables an Endovascular Technologies, Inc. (EVT) physician to recommend the appropriate graft size and the appropriate graft type. The EndoGraft(R) Delivery System Software enables the EVT physician to accurately and efficiently make the key measurements needed to determine the appropriated prosthesis.

2. OBJECTIVES OF THE REQUIREMENTS SPECIFICATION

This specification represents the initial phase of Engineering Animation, Inc.'s (EAI's) software life cycle, as outlined in the Software Development Quality Assurance Plan: EndoGraft(R) Delivery System Software. This plan is based on the recommendations contained within ANSI/IEEE, Standard 730-1984. Per the quality assurance plan, this specification has been formalized based on the Software Requirements Review held between EVT and EAI.

The objective of the Software Requirements Specification document is to identify the functionality necessary in the final product for it to be deemed adequate and complete. The specification outlines the minimum functionality requirements of the end-product. If it is determined to be necessary by all parties, the requirements may be modified. Modifications to the specification will be identified in approved addenda to this document.

3. SOFTWARE REQUIREMENTS

The software requirements can be classified into two broad components; user interface requirements and core functionality requirements. User interface requirements identify the graphical user interface (GUI) functionality necessary for the software operator to accomplish the task detailed in the Scope of the Project section. Core functionality requirements cover the data processing and data management functions that the software performs. These functions are controlled through user interactions via the GUI.

3.1 USER INTERFACE REQUIREMENTS

The requirements of the GUI are categorized under the following functional divisions.

      -   Login security
      -   CT data importing


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EVT-1     SOFTWARE REQUIREMENTS SPECIFICATION REVISION 1.1      20 FEBRUARY 1997

          -  Patient record management
          -  CT image viewing
          -  Image manipulation tools
          -  3D model viewing
          -  Measurement viewing
          -  Report management


3.1.1 Login security

User identification name and password will be required to gain access to the patient records. At least two levels of authorization will be available. This will allow a technician to perform some of the standard functions, such as adding a patient record, viewing CT data, and creating 3D models, but not to make any graft type and size decisions, or to print a final report.

An administrator mode will exist that will allow the systems administrator to add and delete access codes, and to modify authorization levels.

3.1.2 Patient data importing

New patient CT data can be imported from three types of spiral CT scanners. This includes the DICOM 3 open standard, which is supported by all three scanners. The data can be read in from a variety of physical media, such as optical disk. The GUI will provide a import interface through which the new patient CT data can be interpreted and added to the patient record list.

3.1.3 Patient record management

The user interface will provide the operator a mechanism to access patient records imported via the Patient data importing method, of Section 3.1.2. This mechanism will enable the operator to quickly access information or data specific to that patient which has been stored with the patient record, either in the present software session, or in previous software sessions. This information can be exported to a predefined report format, as detailed in
Section 3.1.8 Report management.

In addition, a mechanism will be provided to enable the operator to automatically sort the patient records based on date of the record, site of CT data collection, or region of CT data collection.

3.1.4 CT image viewing

Two modes of display will be provided for the CT image sets. The first is a contact sheet viewer that displays sets of CT images in a side-by-side form. This allows the operator to view the entire set of images quickly, and at various predetermined sizes, and determine the images important in the graft measurement and identification process. These images can be marked and imported into the second type of image viewer, referred to here as the image browser. From either viewer the displayed images can be exported to a standard printer, or to a TIFF format image file.

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EVT-1    Software Requirements Specification Revision 1.1       20 February 1997

The image browser enables the images to be displayed at full resolution, or to be scaled to a fixed set of resolutions. In addition, the image browser provides interface devices by which the CT images can be animated (played like a video sequence), or manually scanned by the operator. The image browser will also be the interface used to display and edit seed point data, segmentation contours, measurements, and annotations.

3.1.5 Image manipulation tools

The image manipulation tools will be accessible via the image browser GUL. The tools include seed point placement, contour editing with circumference measuring, distance measuring, angle measuring, and text, or annotation, insertion. Each type of tool function will reside in a unique overlay layer. This allows layers to be turned on or off, or shown exclusively over the image.

The colors used for the layer data can be defined by the operator. This allows each operator to customize the overlay colors and store that information as a part of that operator's session preference profile. As a results, these preferences are automatically loaded each time the operator starts a session.

3.1.6 3D model viewing

One of the core functions is to generate 3D models of the aortic and iliac blood flow, the aneurysm, and the arterial wall calcium deposits. The models will be rendered and can be interactively manipulated by the operator via a 3D model viewer, or surface browser. The surface browser enables the operator to evaluate the patient data based on 3D models, in addition to the conventional 2D CT image evaluation method.

The operator can pick and translate markers in the 3D viewer and import the associated centroidal CT image view into the image browser tool. In addition, distance measuring markers can be located on the models which enable distance measurements to be calculated along the centroid of the blood flow model.

The models will be rendered at the highest, most accurate, level of detail (LOD) by default. However, the operator will have the option to select two lower LODs which can be rendered more rapidly. In addition, a wire frame mode will be available to allow the operator to render any of the LODs as wire frame models.

Note that all measurements are based on the CT voxel data and not on the models.

3.1.7 Measurement viewing

A measurement graph tool will also be available that allows the operator to view all the minimum and maximum diameters of the aorta and iliac arteries. This measurement information enables the operator to quickly determine if irregular diameter measurements exist that may render the patient ineligible for the prosthesis. The minimum and maximum diameters are based on multiplanar reconstructions (MPRs) generated perpendicular to the centroidal flow lines of the aorta, left iliac, and right iliac. For each


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EVT-1    Software Requirements Specification Revision 1.1       20 February 1997
of the three sets of MPRs, the minimum and maximum diameter measurements are of the lumen of the arterial structures.

The operator can quickly import CT images with particular measurements into the image browser, to determine if the minimum and maximum diameter measurements limit the use of the prosthesis. The location of the markers in the surface browser are also shown in the measurement viewer. The markers can be moved by the operator in either viewer, and reflected in the other viewer.

Note that all measurements are based on the patient CT voxel data, and determined as outlined in Section 3.2.12 Measurement Viewer.

3.1.8 Report management

A template-based report generator is also required in the interface. The report generator allows the operator to select the information generated during the sessions to be incorporated into a preliminary or final report template. The operator can then review the report and has the option to either save or print that report.

The templates can be customized and the proper information from the patient records defined for each report field. As a result, EAI will provide EVT with a detailed description of the fields in the patient record format.

3.2 CORE FUNCTIONALITY REQUIREMENTS

The core functionality is initiated by the user through the GUI. The key components of the core functionality are grouped, and a brief description of the functionality is given for each group component. As with the user interface, these components represent the fundamental functionality of the software. These groupings are made here for descriptive purposes only. How the core functions are ultimately modularized will be detailed in the Software Design Specification.

   -  Voxel Manager
   -  Layer Manager
   -  Image Browser
   -  Data I/O
   -  Report Editor
   -  Record Manager
   -  Login Manager
   -  Help Wizard
   -  Screen Capture
   -  Surface Browser
   -  Contact Sheet Viewer
   -  Measurement Viewer

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EVT-1    Software Requirements Specification Revision 1.1       20 February 1997

3.2.1 Voxel Manager

The Voxel manager performs all the processing and data management of the original CT data images, and any reconstructed CT image sets. The voxel processes are: autosegmentation of aortic and iliac blood flow, aneurysm, and arterial wall calcifications; interpolation of a contour through the segmented perimeters of structures; creation of 3D surface models based on the segmentation data; generation of multiplanar reconstructions along the 3D model centroid lines. Note that the autosegmentation processes are assisted by user-defined seed points for the structures to be segmented from the voxel data set.

3.2.2 Layer Manager

The layer manager will manage all of the overlay information (seed data, contours, annotations, angles, and measurements) for the active CT image set. This includes the addition and deletion of data on a layer, and the attachment of editors to layer information to allow the modification of that data.

3.2.3 Image Manager

The Image Manager controls the display and updates to the Image Browser. It essentially coordinates the processes of the Voxel Manager and Layer Manager, and ensures that user-defined operations are handled by the proper component, and the results are updated to the Image Browser interface.

3.2.4 Data I/O

The Data I/O component imports and interprets new CT data from physical media devices. It also inserts the new record into the patient record list, so that all operators can access that information.

3.2.5 Report Editor

The Report Editor tracks all the information generated for a patient record and enables the operator to select the information to be incorporated into a print report template. The editor also allows the review, annotation, saving, and printing of reports.

3.2.6 Record Manager

During each session a patient is selected and all previous session information is loaded into the Record Manager. The Record Manager maintains and updates patient record information for the active session. The manager also writes updates into the patient record if information is changed during the session. The Record Manager can also manage multiple patient information. This will allow the operator to compare information between patients during a single session.

3.2.7 Login Manager

A security access system will be installed to ensure authorized entry into the software. The Login Manager maintains login account information, provides an administrator mode to edit and update login accounts, and verifies each login session.

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EVT-1   Software Requirements Specification Revision 1.1        20 February 1997

3.2.8 Help Wizard

The Help Wizard provides an interface for the operator to determine the present state and the next step in the session process. The Wizard will also include direct access to operation pages, that the operator can access during a session, to assist in the function of the GUI.

3.2.9 Screen Capture

Screen captures enable "snapshots" of the various GUI windows to be taken and annotations added. These captures can be sent directly to a standard printer or file, or accessed and added by the Report Editor to any preliminary or final reports.

The operator will be provided a control which will render a series of frames of the 3D models. A mechanism will be provided so that the CT images, 3D viewer frames, and MPRs can be exported to a movie format. The movie format will be mutually agreed upon by EVT and EAI, so as to best support EVT's customer needs.

3.2.10 Surface Browser

The surface browser contains the engine that drives the 3D rendering of all models. It performs all the interface commands on the set of 3D models, which include turning on or off models, moving distance markers, or sliding a cross-sectioning plane through the models. In addition, it handles all the translate, rotate, and zoom callbacks from operator initiated manipulations of the model.

3.2.11 Contact Sheet Viewer

Two modes of CT image display are supported by the Image Browser. The Contact Sheet Viewer allows the operator to display sets of CT images in a side-by-side form. It also enables the operator to see which images in the set contain overlay information, which images are in the active list, and to add and remove images from the active list.

3.2.12 Measurement Viewer

The Measurement Viewer maintains and updates minimum and maximum diameter measurement information generated during the model building process. The operator can manipulate markers associated with the operators graft decision process, and load images into the Image Browser by selecting a marker in the Measurement Viewer. In addition, the markers in the Surface Browser are linked to the Measurement Viewer, and reflect location changes made to the markers.

All distance and diameter measurements are performed on the original CT data or on MPRs of the original CT data. The minimum and maximum diameter calculations will be determined based on non-uniform rational b-spline (NURBS) contours interpolated through the segmentation data with an error tolerance below one pixel dimension. This will guarantee that the contours accurately delineate the segmentation. A detailed description of the algorithm used to calculate the minimum and maximum diameters of the contours will be provided to EVT. Note that all minimum and maximum

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EVT-1     Software Requirements Specification Revision 1.1      20 February 1997
measurements can be modified by an EVT "expert" operator, if determined to be improperly placed.

EVT-1    Software Requirements Specification Revision 1.1       20 February 1997

                             DELIVERABLES ATTACHMENT



         SCHEDULE OF DELIVERABLES                                                                  DATE
         ------------------------                                                                  ----
INTERIM DELIVERABLES:

INTERFACE PROTOTYPE -
Functional mockup of the user-interface.                                                           2/04/97

SOFTWARE REQUIREMENTS SPECIFICATION -
Detailed list of functional requirements of the software.                                          2/20/97

QUALITY ASSURANCE PLAN -
Outline of the software development process.                                                       3/04/97

ALPHA SOFTWARE -
First functional software for Software Design Review.                                              3/28/97

SOFTWARE DESIGN SPECIFICATION -
Final detailed description of the software functionality.                                          5/02/97

BETA SOFTWARE -
Functional software for EVT evaluation and verification testing.                                   5/30/97

USER MANUALS -
Instructions on the functions of the user-interface controls.                                      6/20/97

FINAL DELIVERABLE:

FINAL SOFTWARE -
Installation of fully functional software.                                                         6/27/97



                                                                EAI CONFIDENTIAL

             SOFTWARE DEVELOPMENT QUALITY ASSURANCE PLAN ATTACHMENT








                                                                EAI CONFIDENTIAL

                   Software Development Quality Assurance Plan

                      EndoGraft(R) Delivery System Software




                                  REVISION 1.0

                                12 February 1997

                               TABLE OF CONTENTS


1.  Scope of the Project ............................................  1
2.  Objectives of the Quality Assurance Plan ........................  1
3.  Quality Assurance Plan ..........................................  1
    3.1  Software Requirements Review ...............................  1
    3.2  Design Review ..............................................  2
    3.3  Software Verification and Validation Review.................  2
    3.4  Functional Audit ...........................................  2
    3.5  Managerial Audit ...........................................  2
    3.6  Physical Audit .............................................  2

1.  SCOPE OF THE PROJECT

Before a prospective patient can be fitted with an EndoGraft(R) prosthesis, the patient needs to be evaluated, first as a candidate for the prosthesis, and second as to the specific size and type of the prosthesis. A series of measurements made based on a patients CT image data enables an Endovascular Technologies, Inc. (EVT) physician to recommend the appropriate graft size and the appropriate graft type. The EndoGraft(R) Delivery System Software enables the EVT physician to accurately and efficiently make the key measurements needed to determine the appropriated prosthesis.

2.  OBJECTIVES OF THE QUALITY ASSURANCE PLAN

The Software Development Quality Assurance Plan is based on the recommendations contained within ANSI/IEEE Standard 730-1984. This plan has been developed for the EndoGraft(R) Delivery System Software being developed for EVT by Engineering Animation, Inc. (EAI).

The objective of the plan is to ensure that sound and reliable product is designed, and that EVT and EAI can incrementally evaluate the progress of the software development at various stages in the software life cycle. In addition, the Software Development Quality Assurance Plan will enable a complete audit path to be documented during the course of the software life cycle, which will aid in EVT's registration of the software with the Food and Drug Administration
(FDA).

3.  QUALITY ASSURANCE PLAN

The Quality Assurance Plan consists of a series of reviews to be held between EVT and EAI to monitor the adherence of the product to the functional requirements of the software requirements and design specifications, and to ensure that good manufacturing practices are followed in the implementation of the software.

3.1  SOFTWARE REQUIREMENTS REVIEW

The software requirements review will be held to determine the fundamental functionality required for the end-product to be adequate and complete. These requirements will be documented in the Software Requirements Specification for the EndoGraft(R) Delivery System Software.

3.2  DESIGN REVIEW

The purpose of the design review will be to evaluate the technical adequacy of the preliminary design and prototype. The consequences of this review will be reflected in the Design Requirements Specification for the EndoGraft(R) Delivery System Software.

3.3  SOFTWARE VERIFICATION AND VALIDATION REVIEW

The verification and validation review will be used to document methods deemed necessary by EVT and EAI to evaluate the adequacy and completeness of the final products.

3.4  FUNCTIONAL AUDIT

Prior to installation, the software will be audited to ensure that it conforms to the requirements outlined in the Software Requirements Specification for the EndoGraft(R) Delivery System Software, and will follow the methods determined in the Software Verification and Validation Review.

3.5  MANAGERIAL AUDIT

An independent group within EAI will perform a audit on a sample of the source code and a audit of the executable software, to verify that good manufacturing practices have been followed, and that appropriate design methods have been employed to minimize coding errors and failures. The findings of this audit will be documented and reported.

3.6  PHYSICAL AUDIT

The physical audit will be used to ensure that all documentation is consistent with the actual functionality of the software product that is installed. This audit will be performed at the time the end-product is delivered.

ENGINEERING INSTRUCTION (EI)                                             1 of 4
EI10031 Rev.A

                    SOFTWARE VALIDATION PROCEDURE ATTACHMENT

1.0  TITLE:    Software Validation Procedure

2.0  PURPOSE:  To define the steps necessary to perform software validation.

3.0  SCOPE:    This procedure applies to the validation method required for software purchased, installed, configured, and developed for or by EVT.

4.0  REVISION HISTORY:  (for reference only, not comprehensive)

     Rev    ECO#        Description of Change      Date         Number
     -----------------------------------------------------------------
     A      970213-4    New Release                2/13/1997



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ENGINEERING INSTRUCTION (EI)                                             2 of 4
EI10031 Rev.A

5.0  REFERENCES:

     5.1 DOP 10062, Design Reviews
     5.2 EI 100028, EVT Process Validation, Revalidation
     5.3 Technical reference on software development activities by FDA
     5.4 Glossary of computerized system and software development terminology by FDA (published August 1995)
     5.5 IEC 601-1-4
     5.6 Medical Devices; Current Good Manufacturing Practice (CGMP), CFR 21,
         Part 820

6.0  DEFINITIONS:

SOFTWARE VALIDATION         Confirmation by examination and provision of
                            objective evidence that the particular requirements for a specific intended use can be consistently fulfilled.

SOFTWARE VERIFICATION       The demonstration of consistency, completeness, and
                            correctness of the software at each stage and between each stage of the development life cycle.

PROSPECTIVE VALIDATION      Validation of a computer system or software product
                            prior to its production installation.

RETROSPECTIVE VALIDATION    Validation of a computer system or software product
                            subsequent to its production installation based upon documented production history, testing and control data.

SOFTWARE The automated sequence of operations that cause the hardware to do a specified task. Software may be a set of disk files, EPROMs, Ladder-logics (PLM's) programs, procedures and any associated documentation and data pertaining to the operation of a computer system.

DEVICE SOFTWARE             Software that controls delivery of
                            therapy/treatment to a patient, or participates in delivery of treatment or diagnosis to a patient.

HARDWARE The physical pieces of equipment including the machine and any peripheral equipment used for control/monitor activities.

EQUIPMENT                   A system of hardware and software. Some equipment
                            has hardware only.

SOURCE CODE                 The human readable version of the list of
                            instructions (program) that cause a computer to perform a task.

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building/operation and written instructional support. This document is written or a trained individual to reference as necessary when working.
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
ENGINEERING INSTRUCTION (EI)
E110031 Rev. A

RISK A measure of the probability and severity of undesired effects often taken as the simple function of severity versus probability.

RISK ASSESSMENT             A comprehensive evaluation of the risk and its
                            associated impact.

COMPUTER SYSTEM SECURITY    The protection of computer hardware and software
                            from accidental or malicious access, use, modification, destruction, or disclosure, virus, etc.

SOFTWARE TESTING            May include some of all of the following items
                            below:

A) DEMONSTRATION            Showing that the software meets the written
                            requirements by exercising the software under normal condition.

B) FUNCTIONAL TESTING       The process of exercising or evaluating a system to
                            verify that software satisfies requirements and to identify differences between expected and actual results. Functional testing ignores the internal mechanism or structure of a system or component and focuses on the output generated in response to selected inputs and execution conditions (Syn:
                            Black-box testing).

SOFTWARE FUNCTIONAL         A document which clearly describes each of the
                            essential functions. Specifications and attributes of the software. This may include: operator interface, definition of computations, sequence of events, error handling, etc. Each function should be verifiable by inspection or review, or demonstration, etc.

USER MANUAL                 Documentation that describes how to use the
                            software.

CHANGE CONTROL              A management system that maintains the integrity of
                            the software in a controlled environment in which changes are proposed, evaluated, and approved prior to their implementation.

7.0 PROCEDURE:

    7.1 Determine the need and level for software prospective/retrospective validation, and revalidation by performing a hazard risk analysis (use IEC 601-1-4 standard as a guideline for performing a Hazard/Risk assessment). Document the decision to validate or not validate.

    7.2 Define the software being validated including the revision number and author. Where applicable, define the hardware platform on which the software is running and any
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ENGINEERING INSTRUCTION (EI)                                             4 of 4
EI10031 Rev.A

          computer system peripherals to which it interfaces. The definition should include the machine name, number, if applicable. This definition may include text and/or diagrams.

     7.3 Write/provide a software functional specification which defines the specific functions the software is expected to perform. This may include text and/or diagram.

     7.4 Write a test protocol which defines and verifies the scenarios for each of the functions listed in the functional specifications. Each test plan should include expected results, acceptance criteria, and the entering of normal and abnormal data and/or invalid sequences. This will verify program performance and error handling.

     7.5 Perform the test protocol and record the appropriate data and results. Any defects detected during testing shall be corrected or justified prior to completion of software validation.

     7.8 After successfully completing all of the validation documentation outlined in the previous sections, complete the ECO accompanying the software validation report/technical study and document the validation results (TS) in the documentation control.


8.0  GENERAL REQUIREMENTS/GUIDELINES

     8.1 A test protocol must demonstrate that all relevant requirements are challenged by the test.

     8.2 Commercial off the shelf software can be validated by reviews and tests to demonstrate that the specific use is consistent with published user instructions and that it observes published limitations.

     8.3 Define a plan to allow only authorized employees to modify the software and data. The plan shall include the security measures which have been put in place to control the access to the software and data, how the security system will be administered, and a list of authorized employees. The security measures may consist of physical lockouts, password protection systems, etc.

     8.4 All new softwares including the changes must be implemented via the change control system.

     8.5 All softwares that are part of a manufacturing process/equipment or used for quality assurance/control must be validated. A justification will be required if validation deemed unnecessary.

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                                                                        5 of 4
ENGINEERING INSTRUCTION (EI)
E110031 Rev. A

        8.6 When the software being implemented is off the shelf software, only the specific features being used require validation (e.g. arithmetic, macros, or other features used to customize the software).

        8.7 Black Box testing is an acceptable method for all the commercial off the shelf softwares, and the softwares that are part of manufacturing process/equipment or used for quality control.

        8.8 The validation of a software shall be performed by a person(s) familiar with the expected performance of the software.

        8.9 Each stage of a life cycle for a device software developed by an outside contractor (such as requirement, design, implementation, test, installation/checkout, operation, and maintenance) must be verified/assured by reviews/audits. In addition, contractor who develops a device software, must follow design control requirements of both ISO and CGMP during the development process.


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Instructions are part of a system which includes observation, hands on
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for a trained individual to reference as necessary when working.
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                                                            EAI CONFIDENTIAL